Exhibit 99.1

Fox Factory Holding Corp. to Acquire Certain Assets of Marzocchi’s Mountain Bike Product Line

Marzocchi’s Mountain Bike Product Line Assets to Expand FOX's Ride Dynamics Performance Bicycle Suspension Product Portfolio

SCOTTS VALLEY, California - October 19, 2015 -- Fox Factory Holding Corp. (NASDAQ: FOXF) ("FOX") today announced, that through certain of its subsidiaries, it has entered into a definitive agreement to acquire certain specified assets of Marzocchi’s mountain bike product lines. The Marzocchi business designs and manufactures motor bike and mountain bike suspension products. FOX expects the transaction to close in Q4 2015 and it is subject to customary closing conditions and is not expected to have a material impact on its anticipated financial results in either fiscal 2015 or 2016.

“We are excited to announce the agreement to acquire certain assets of the Marzocchi mountain bike product lines, which we believe is a significant opportunity for FOX to further expand the penetration of our bike suspension products across more price points,” stated Larry L. Enterline, FOX's Chief Executive Officer. “The Marzocchi team has a long history of performance suspension experience and we believe that this highly complementary transaction will allow for the increased growth of the Marzocchi brand worldwide. We expect this transaction will bring together and strengthen two highly complementary product lines and allow for FOX to leverage its marketing, engineering, distribution, and supply chain resources to drive increased top-line growth and profitability.”
FOX expects to report fiscal third quarter 2015 earnings results in early November and plans to provide additional financial and transactional details at that time.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX's team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.

FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the "safe-harbor" provisions contained in those sections. Forward-looking statements generally relate to future events or the Company's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s belief that its acquisition of the certain assets of Marzocchi will not materially impact the Company’s financial results in 2015 and 2016; the Company’s belief that the Marzocchi assets will allow it to expand its products across more price points; the Company’s optimism about the growth of the Marzocchi brand; the Company’s expectation that the Marzocchi assets will drive top-line growth and profitability at the Company; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company's actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company's ability to incorporate any acquired assets into its current business; the Company's ability to improve operating and supply chain efficiencies; the Company's future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company's common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company's ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company's ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in its planned transition of the majority of the Company's mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in connection with such transition; the possibility that the Company may not be able to accelerate its international growth; the Company's ability to maintain its premium brand image and high-performance products;

the Company's ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company's expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company's ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in "Risk Factors" contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company's other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company's forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Katie Turner, ICR
646.277.1228
Katie.turner@icrinc.com